Exhibit 16.1

19 July 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01(a) of Form 8-K dated 19 July 2012, of DARA BioSciences, Inc. and are in agreement with the statements contained in the second, third, fourth and fifth paragraphs.  We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

cc: PCAOB Letter File
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561